UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2020

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, the board of directors (the "Board") of Nathan's Famous, Inc. (the "Company") appointed Andrew M. Levine as an independent member of the Board effective June 1, 2020. Mr. Levine has served as the Director of Real Estate of Fingerboard Family Office since January 2020. Mr. Levine also served as Vice President, Deputy General Counsel at Advance Publications, Inc. from January 2018 to January 2020. Mr. Levine also was a partner at Sabin, Bermant & Gould LLP from 1991 until 2017. Mr. Levine does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. With his broad experience in real estate matters, Mr. Levine brings substantial expertise in real estate to our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer